First Quarter 2024 Earnings Presentation May 7, 2024 On solid footing for sustained top-tier growth 1

This presentation may include forward- looking statements. All statements other than statements of historical facts contained in this presentation, including, but not limited to, statements regarding our updated full year 2024 guidance, including our anticipated improvement in Adjusted EBITDA, anticipated 2024 new product launches, including Redpoint PSI Technology, 3D MIS Osteotomy systems, and the Mini-Adductoplasty system, and timing of such new product launches, estimated revenue growth rates, results of operations and financial position, strategy and plans, industry environment, potential growth opportunities, and expectations for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled Risk Factors in our filings made with the Securities and Exchange Commission (the “SEC”), including our Form 10-K for the year ended December 31, 2023, and our subsequent SEC filings. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions, and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. By attending or receiving this presentation, you acknowledge that you will be solely responsible for your own assessment of the market and our market position and that you will conduct your own analysis and be solely responsible for forming your own view of the potential future performance of our business. Forward-Looking Statements 2

Non-GAAP Financial Measures 3 To supplement the financial results presented in accordance with GAAP, this presentation presents Adjusted EBITDA, which the Company defines as net loss before depreciation and amortization expense, interest income, interest expense, taxes, share-based compensation expense, acquisition-related costs and debt extinguishment loss. Non-GAAP financial measures such as Adjusted EBITDA are presented in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management uses these non-GAAP financial measures to evaluate the Company’s operating performance and trends, as well as for making planning decisions. The Company believes that Adjusted EBITDA helps to identify underlying trends in the Company’s business that may otherwise be masked by the effect of the income and expenses and other items that it excludes in its calculation of Adjusted EBITDA. Accordingly, the Company believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by the Company’s management in their financial and operational decision-making. The Company also presents these non-GAAP financial measures because it believes investors, analysts and rating agencies consider them to be a useful metrics in measuring the Company’s performance against other companies and its ability to meet its debt service obligations. There are limitations related to the use of non-GAAP financial measures such as Adjusted EBITDA because they are not prepared in accordance with GAAP, may exclude significant income and expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are included at the end of this presentation.

Treace Medical Concepts, Inc. Pure-play medical device company focused on the surgical treatment of bunions and related deformities 63 US PATENTS1 20 WORLDWIDE PATENTS 83 US PENDING PATENTS Growing FY 2023 revenue of $187.1 million (+32% YOY growth) 5-year revenue growth CAGR of +60% Just getting started 10 new product launches in 2H 2023 and 2024 Line-of-sight to profitability – Expect Adj. EBITDA to improve ~50% in FY 2024 Strong cash & liquidity position – no current need for equity financing 4 Pioneer in foot and ankle space, one of the fastest-growing segments in Orthopaedics² Hyper-focused Patent count as of 5/7/2024 TMCI estimate based on other publicly-traded peers participating in the foot and ankle market

Medical Concepts, Inc.

1Q 2024 Results Summary

$ in millions, except %	1Q'24	Y-Y Change
Revenue	$51.1	+21%
Gross Margin	80.2%	-70 bps
Net Loss	$(18.7)	-39%
Non-GAAP Adjusted EBITDA[1]	$(8.3)	+18%

(1) The Company defines Non-GAAP Adjusted EBITDA as net loss before depreciation and amortization expense, interest income, interest expense, taxes, share-based compensation expense, acquisition-related costs and debt extinguishment loss.

Delivered gains across key operating metrics in Q1 2024:

- Drove a year-over-year increase in volume of Lapiplasty®, Adductoplasty® and other complementary procedures which were enabled by our versatile SpeedPlate™ platform
- Benefited from a favorable mix, driven by increased adoption of our newer technologies in our core bunion and related midfoot cases
- SpeedPlate™ usage nearly doubled in Q1 2024 vs. Q4 2023

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1Q 2024 Key Messages 6 Revenue YoY growth of +21% represents strong start to 2024 Net loss attributable to common stockholders was ($18.7) million in first quarter 2024 compared to ($13.5) million for same period in 2023. Adjusted EBITDA loss improved 18% to ($8.3) million in first quarter 2024 compared to loss of ($10.0) million for same period in 2023. Achieved full commercial availability of Micro-Lapiplasty™, SpeedPlate™ and Hammertoe technologies in first quarter 2024 Celebrated 100,000+ Lapiplasty® 3D Bunion Correction® patient milestone and first-ever National Bunion Day, launched new “Future You” patient education and awareness campaign, and named First Medical Device Partner and Official Foot and Ankle Solution Partner for Professional Pickleball Association Tour Revised guidance range for full-year 2024, expecting revenues of $201 million to $211 million from $220 million to $225 million Miranda Lapiplasty® patient

“The biggest thing from Treace since Lapiplasty®” “Total game changer” Fixation Platform, a giant step forward SpeedPlate™ - a new standard for foot and ankle fixation for Lapiplasty®, Adductoplasty® and BEYOND. We expect it to fuel revenue growth and new surgeon additions. SURGEONS SAY: 7 SpeedPlate™ Implants shown in Lapiplasty® and Adductoplasty® procedure

Building on our strengths 8 Powerful Future Pipeline REDPOINT™ PSI TECHNOLOGY Pre-operative planning and patient-specific cut guides Strengthens market leadership position and competitive differentiation First to U.S. market with FDA-cleared PSI solution for bunion and midfoot deformity correction NEW 3D MIS OSTEOTOMY SYSTEMS Pre-Op Planning & 3D Printed Cut Guide Patient-Specific Cutting Guide Coming in 2H 2024 Expected to: Drive further penetration into bunion market Attract new physicians Fuel higher utilization rates Final Correction

Coming in 2H 2024 Mini-Adductoplasty™ System 9 MTA: Metatarsus adductus (1) American College of Foot and Ankle Surgeons Website (2) Nix S, et al. J Foot Ankle Res 2010; Sep 27:3:21 (3) Aiyer AA, et al. FAI 2016; 37:165-171 (4) Aiyer AA, et al. FAI 2014; 35:1292-1297 Designed to be performed through ~50% smaller incision than standard Adductoplasty® procedure Leverages SpeedPlate™ technology for fixation DESIGNED TO FURTHER REDUCE INCISION SIZE AND TISSUE DISSECTION ~

Expanding Patient Education and Awareness New Future You campaign premiered on season finale of The Bachelor First-Ever National Bunion Day on April 16 Official Foot and Ankle Solution Partner Professional Pickleball Association Tour TMC Data on file

Updated Full-Year 2024 Guidance 11 Guidance range communicated on 5/7/2024. The fact that we include these projections in this presentation should not be taken to mean that these amounts continue to be our projections as of any subsequent date. See slide 2 entitled “Forward-Looking Statements” for more information. A reconciliation of adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure. Guidance (as of May 7, 2024) Full-Year 20241 Revenue $201 million to $211 million Guidance range represents 7% to 13% growth vs. prior year Adjusted EBITDA Company anticipates Adjusted EBITDA to improve ~50% compared to full-year 20232

Solid footing, setting the pace Differentiated technology and innovative procedures backed by compelling clinical evidence Positioned to deliver steady cadence of new innovations in the second half of 2024 Expect to make significant improvement in Adjusted EBITDA for FY 2024 Pioneer in foot and ankle space, one of the fastest-growing segments in Orthopaedics¹ Multiple growth drivers: + new surgeons + surgeon utilization + new products + sales rep productivity TMCI estimate based on other publicly-traded peers participating in the foot and ankle market

FOR ADDITIONAL INFORMATION, PLEASE CONTACT: www.treace.com NASDAQ: TMCI Julie Dewey, IRC jddewey@treace.com 209-613-6945 13 Chief Communications & Investor Relations Officer

GAAP to Non-GAAP Reconciliations 14